Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Jeffrey Goldberger / Philip Carlson

+1 212.896.1249 / +1 212.896.1233

jgoldberger@kcsa.com / pcarlson@kcsa.com

RHINO RESOURCE PARTNERS ANNOUNCES

SALE AND ASSIGNMENT OF MINING ASSETS

LEXINGTON, KY (August 19, 2011) — Rhino Resource Partners LP (NYSE: RNO) (“Rhino” or the “Partnership”) announced today that it has closed on an agreement to sell and assign certain non-core mining assets and related liabilities located in the Phelps, KY area of Rhino’s Tug River mining complex for $20,000,000.  The mining assets include leasehold interests and permits to surface and mineral interests that include steam coal reserves and non-reserve coal deposits.  Additionally, the sales agreement includes the potential for additional payments of approximately $8,750,000 dependent upon the future issuance of certain permits and the commencement of mining activities by the purchaser.

Rhino believes the sale of these assets will allow the Partnership to concentrate more resources on its internal development projects that are focused on producing metallurgical coal and pulverized coal injection product.  The transaction also transfers certain liabilities related to the assets sold that the Partnership believes will positively impact future cash flows, while also supplying an immediate inflow of cash that Rhino can utilize in its current operations. Since Rhino had limited mining operations on the assets that were sold, the Partnership believes the sale of these assets will not have a negative impact on its future financial results.  Rhino expects to record a gain in relation to this transaction.

About Rhino Resource Partners LP

Rhino Resource Partners LP is a growth-oriented limited partnership formed to control and operate steam and met coal properties and invest in other stable, cash generating non-coal natural resource assets. Rhino’s current operations are in Central Appalachia, Northern Appalachia, the Illinois Basin and the Western Bituminous region.

About Wexford Capital LP

Rhino’s general partner, Rhino GP LLC, is an affiliate of Wexford Capital LP (“Wexford”).  Wexford is an SEC registered investment advisor with over $7 billion of assets under management.  Formed in

1994, Wexford manages a series of private equity and hedge funds.  Wexford prides itself on its independent thinking and opportunistic investment style and has particular expertise in the energy/natural resources sector with actively managed investments in coal, oil and gas exploration and production, energy services and related sectors.  In addition to creating Rhino, Wexford and its affiliated companies are active owners/developers of acreage in a number of the domestic U.S. conventional and unconventional oil and gas plays, with current and former positions in the Permian Basin, Bakken, Barnett Shale, Niobrara, and more recently the Utica Shale.   Its portfolio includes in excess of 200 operating oil and gas wells.  In addition, through its affiliate Grizzly Oil Sands, Wexford controls approximately 600,000 acres in the Athabasca tar sands which it is currently developing, and has a separate gas exploration development venture in the Phu Horm region of northern Thailand.  Lastly, Wexford has created several companies in the drilling and energy services sector.  Through Wexford’s extensive portfolio of energy, resource and related investments, it sees an extensive flow of potential new investment opportunities, many which could be suitable for Rhino.  Although Wexford has no obligation to provide such investment opportunities to Rhino, it has made available several of these investments to Rhino and expects to be in a position to continue to selectively source and underwrite for Rhino new coal, energy and related investment opportunities.

Additional information regarding Rhino and Wexford is available on their respective web sites — RhinoLP.com and Wexford.com.

Forward Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are based on Rhino’s current expectations and beliefs concerning future developments and their potential effect on Rhino’s business, operating results, financial condition and similar matters.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will be those that Rhino anticipates.  Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino’s control or ability to predict. Therefore, actual results and developments could materially differ from Rhino’s historical experience and present expectations and what is expressed, implied or forecast in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: decline in coal prices, which depend upon several factors such as the supply of domestic and foreign coal, the demand for domestic and foreign coal, governmental regulations, price and availability of alternative fuels for electricity generation and prevailing economic conditions; increased competition in global coal markets and declines in demand for coal; current and future environmental laws and regulations which could materially increase operating costs or limit Rhino’s ability to produce and sell coal; extensive government regulation of mine operations, especially with respect to mine safety and health, which imposes significant actual and potential costs; difficulties in obtaining and/or renewing permits necessary for operations; a variety of operating risks, such as unfavorable geologic conditions, natural disasters, mining and processing equipment unavailability and failures and unexpected maintenance problems and accidents, including fire and explosions from methane; fluctuations in transportation costs or disruptions in transportation services could increase competition or impair Rhino’s ability to supply coal; a shortage of skilled labor; increases in raw material costs, such as steel, diesel fuel and explosives; Rhino’s ability to acquire replacement coal reserves that are economically recoverable; a failure to realize the anticipated benefits of acquisitions, including Rhino’s recent acquisition of The Elk Horn Company LLC; inaccuracies in Rhino’s estimates of coal reserves and non-reserve coal deposits; exposure of Rhino’s lessees’ mining operations to the same risks and uncertainties that Rhino faces as a mine operator; ability of Rhino’s lessees to effectively manage their operations on the leased properties; ability of Rhino’s lessees to satisfy customer contracts with coal from properties other than Rhino’s properties; and incorrect reporting of royalty revenue by lessees; existing and future laws and regulations regulating the emission of sulfur dioxide and other compounds could affect coal consumers and as a result reduce demand for coal; federal and state laws restricting the emissions of greenhouse gases; Rhino’s ability to acquire or failure to maintain, obtain or renew surety bonds used to secure obligations to reclaim mined property; Rhino’s dependence on a few customers and its ability to find and retain customers under favorable supply contracts; changes in consumption patterns by utilities away from the use of coal, such as resulting from low natural gas prices; disruption in supplies of coal produced by contractors operating Rhino’s mines; defects in title in properties that Rhino owns or losses of any of Rhino’s leasehold interests; increased labor costs or work stoppages; the ability to retain and attract senior management and other key personnel; and assumptions underlying reclamation and mine closure obligations are materially inaccurate.

Other factors that could cause Rhino’s actual results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  Rhino undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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